EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

         The undersigned, being a majority of the Trustees of MFS Series Trust I (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 14, 1994, as amended (the "Declaration"), acting pursuant to Section
6.10 of the Declaration, do hereby divide the shares of MFS Cash Reserve Fund, a series of MFS Series Trust I, to create an additional class of shares, within the meaning of Section 6.10, as follows:

          1.       The additional class of shares is designated "Class C.
                   Shares";

          2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

          3. The purchase price of Class C Shares, the method of determination of the net asset value Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

          4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

          5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.


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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 14th day of February, 1996.

A. KEITH BRODKIN                               WALTER E. ROBB, III
------------------------------------           ---------------------------------
A. Keith Brodkin                               Walter E. Robb, III
76 Farm Road                                   35 Farm Road
Sherborn, MA  01770                            Sherborn,  MA  01770


RICHARD B. BAILEY                              ARNOLD D. SCOTT
------------------------------------           ---------------------------------
Richard B. Bailey                              Arnold D. Scott
63 Atlantic Avenue                             20 Rowes Wharf
Boston,  MA  02110                             Boston, MA  02110


MARSHALL N. COHAN                              JEFFREY L. SHAMES
------------------------------------           --------------------------------
Marshall N. Cohan                              Jeffrey L. Shames
2524 Bedford Mews Drive                        60 Brookside Road
Wellington,  FL  33414                         Needham, MA  02192


LAWRENCE H. COHN                               J. DALE SHERRATT
------------------------------------           ---------------------------------
Lawrence H. Cohn                               J. Dale Sherratt
45 Singletree Road                             86 Farm Road
Chestnut Hill,  MA  02167                      Sherborn, MA  01770


SIR J. DAVID GIBBONS                           WARD SMITH
------------------------------------           ---------------------------------
Sir J. David Gibbons                           Ward Smith
"Leeward"                                      36080 Shaker Blvd
5 Leeside Drive                                Huntington Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL
------------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771